UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  April 24, 2012

American Campus Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-32265

MD	760753089
(State or Other Jurisdiction Of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

12700 Hill Country Blvd., Suite T-200
Austin, Texas 78738
(Address of Principal Executive Offices, Including Zip Code)

512-732-1000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On April 24, 2012, American Campus Communities, Inc. (the “Company”) issued a press release (the “Earnings Release”) announcing, among other things, earnings for the quarter ended March 31, 2012. The text of the Earnings Release is included as Exhibit 99.1 to this Current Report.

     The Earnings Release is furnished pursuant to Item 2.02 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 7.01 REGULATION FD DISCLOSURE

    On April 24, 2012, the Company disclosed a supplemental analyst package in connection with its earnings conference call for the quarter ended March 31, 2012 which took place on April 25, 2012. A copy of the supplemental analyst package is attached hereto as Exhibit 99.2.

     The supplemental analyst package is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

            The list of exhibits is incorporated herein by reference to the Exhibit Index.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

American Campus Communities, Inc.

Date: April 25, 2012	By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial
Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Description
EX-99.1	Earnings Release Dated April 24, 2012
EX-99.2	Supplemental Analyst Package –First Quarter 2012